UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 12, 2013 (June 4, 2013)

Birner Dental Management Services, Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-23367	84-1307044
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1777 S. Harrison Street, Suite 1400, Denver, CO	80210
(Address of principal executive offices)	(Zip Code)

(303) 691-0680
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Birner Dental Management Services, Inc. (the “Company”) with the Securities and Exchange Commission on June 7, 2013 (the “Original Form 8-K”). Amendment No. 1 updates “Item 5.07 Submission of Matters to a Vote of Security Holders” in the Original Form 8-K to disclose the decision of the Board of Directors of the Company (the “Board”) regarding how frequently the Company will conduct a non-binding advisory vote on executive compensation. No other changes have been made to the Original Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the 2013 annual meeting of shareholders of the Company held on June 4, 2013 (the “Annual Meeting”), a proposal to approve an advisory (non-binding) resolution regarding whether an advisory vote by security holders on the compensation of the Company’s named executive officers should be held once every one, two or three years was approved for every three years. After considering the preference expressed at the Annual Meeting, the Board has determined that the Company will hold future non-binding, advisory votes on executive compensation every three years, so that the next such vote will be held at the Company’s 2016 annual meeting of shareholders. As required by the Securities Exchange Act of 1934, the Company will hold another vote on the frequency of the vote regarding the Company’s executive compensation no later than its 2019 annual meeting of shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Birner Dental Management Services, Inc.
Date: November 12, 2013

	By:	/s/ Dennis N. Genty
Dennis N. Genty
Chief Financial Officer, Secretary and Treasurer